                                                                  EXHIBIT (c)(2)


                     Presentation to the Special Committee
                         of the Board of Directors of:




                              [BankAtlantic Logo]


                                January 13, 2000


                         [Keefe, Bruyette & Woods, Inc
                                     Logo]

TABLE OF CONTENTS


                                                                       Tab
                                                                       ---

Executive Summary                                                       1

Market Overview                                                         2

Review of BankAtlantic: Relative Performance and Perception             3

Financial Analysis                                                      4

KBW Research Notes on BankAtlantic                                      5

                               EXECUTIVE SUMMARY

OVERVIEW

- KBW has been requested by a Special Committee of the Board of Directors of BankAtlantic to provide our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of the Class A and Class B shares of BankAtlantic of the proposed transaction (the "Transaction").

-        For the purpose of our opinion, the Transaction is defined as follows:

         - Through a "cash-out merger", BankAtlantic (the "Company") proposes to acquire all of the outstanding Class B shares and "in the money" options of BankAtlantic, excluding shares held by BFC at offer value of $6.00 per share.

         - After completing the transaction, 100% of the Class B voting shares will be held by and controlled by BFC.

         - Class A shareholders will retain all outstanding shares and a related economic interest in BankAtlantic.

                                                                             OWNERSHIP AT 12/31/99         PROFORMA OWNERSHIP
                                                                             ---------------------      ----------------------
                     CLASS A SHARES OUTSTANDING
                     Class A Shares held by Abdo/Levan/BFC                    8,309,721     25.6%        8,309,721        25.6%
                     Other Class A Shares Outstanding                        24,108,749     74.4%       24,108,749        74.4%
                                                                             -------------------        ----------------------
                     Total Class A Shares Outstanding                        32,418,470    100.0%       32,418,470       100.0%

                     Class A Shares Outstanding/Total Shares Outstanding           76.0%                      86.9%


                     CLASS B SHARES OUTSTANDING
                     Class B Shares held by BFC and affiliates                4,876,124     47.5%        4,876,124       100.0%
                     Other Class B Shares                                     5,388,392     52.5%                -         0.0%
                                                                             --------------------       ----------------------
                     Total Class B Shares                                    10,264,516    100.0%        4,876,124       100.0%

                     Class B Shares/Total Shares Outstanding                       24.0%                      13.1%

PROCESS


-        In rendering our opinion, KBW has reviewed among other things,

         - Annual reports to stockholders and Annual Report on Form 10-K of BANC/BBX
         - Certain interim reports to stockholders and Quarterly Reports on Form 10-Q
         - Certain internal financial analysis and forecasts of BankAtlantic prepared by management

- Held discussions with members of senior management of BankAtlantic regarding:

         -        Past and current business operations
         -        Regulatory relationships
         -        Financial condition
         -        Future prospects of BankAtlantic

- Compared certain financial and stock market information for BANC/BBX with similar information for certain other companies with publicly-traded securities.

- Performed other studies and analyses that we considered appropriate, including:

         -        Pro Forma effects of the transaction and
         -        Discounted cash flow analysis.

TRANSACTION PROPOSAL AND RATIONALE


         PROPOSAL

         The Company proposes that each outstanding share of the Class B common stock and "in the money" options, other than shares held in the Treasury or by BFC or any affiliate of BFC, will be converted into the right to receive $6.00 per share in cash.

         RATIONALE

         THE SHAREHOLDERS OF THE CLASS A AND CLASS B SHARES BOTH SUFFER AS A RESULT OF HAVING TWO PUBLICLY-TRADED COMMON EQUITY SECURITIES

         - Confuses investors and analysts interested in BankAtlantic (different EPS, etc.)
         - Creates an additional decision for investors interested in BankAtlantic (Voting v. Non-Voting, Voting v. Higher Dividend, NYSE v. NASDAQ, etc.)
         -        Reduces liquidity, particularly for Class B shareholders
         - Increases reporting requirements by the Company (dual EPS shares requirements, NYSE and NASDAQ requirements)

TRANSACTION JUSTIFICATION


         CLASS B SHAREHOLDERS

         FAIRNESS: The consideration received by Class B Shareholders pursuant to the proposal outlined above is fair from an financial point of view to such shareholders, based upon the following:

         - Peer Group Performance and Trading Analysis: BankAtlantic's current market value relative to its earnings and book value was in-line with its peers
         - Premiums Paid Analysis: This analysis compared the premiums to market value received by shareholders in similar transactions. We relied primarily on premiums paid in "Going Private" transactions in which that acquiror held a preexisting, controlling stake in the public target company. Secondarily, we reviewed recent dutch auction tender offers as a check.
         - On-going Participation: We also considered the fact that unlike a pure "going private" transaction, Class B shareholders' have the ability to retain an economic interest in BankAtlantic through the purchase of Class A shares.

         CLASS A SHAREHOLDERS

         FAIRNESS: The transaction proposal outlined above is fair from an financial point of view to holders of Class A shares , based upon the following:

         - Accretion/Dilution Analysis: This analysis determined the impact of the earnings per share for holders of Class A shares given the proposed transaction and the Company's internal projections.
         - Discounted Cash Flow Analysis: This analysis compared the pre-deal long term value to A's relative to the post-deal long term value
         - Market Trading Analysis: Class A shareholders will also benefit from the simplified ownership structure and the likely increase in average trading volume and improve liquidity.

                                MARKET OVERVIEW

MARKET OVERVIEW


                IN GENERAL, FINANCIAL STOCKS REMAIN OUT OF FAVOR

            IN PARTICULAR, SMALL CAP FINANCIALS HAVE BEEN ALL BUT
                                   ABANDONED

                                 Macroeconomic
                          uncertainty; Interest Rates,
                                Revenue Growth,
                                  Asset Quality

                           Cash Earnings concept not
                               fully appreciated

                          Broader market (technology,
                          internet) rally has outpaced
                               financial equities

                                   [PICTURE]

                                 Merger Malaise
                                  First Union,
                                   Bank One,
                           Regions/ First Commercial

                            Redemptions from mutual
                            funds has caused demand
                               to all but dry-up

                            Earnings disappointments
                             are severely punished

RELATIVE PRICE PERFORMANCE IN 1999 - BROADER MARKET VERSUS BANKING INDICES Daily closing price data from January 10, 1999 to January 10, 2000


                                    [CHART]*

* Chart indicates the relative price performance of the Keefe Bank Index, NASDAQ Bank Index, S&P 500 and NASDAQ Composite from 1/11/99 through 1/6/00.

PRICE PERFORMANCE OF INSTITUTIONS IN KEEFE BANK INDEX (PHLX: BKX)


                                                                                                                         YTD
                                                         COMMON         01/10/00           COMMON         12/31/98      PRICE
                                                     SHARES OUT            PRICE       MARKET CAP            PRICE   PERFORMANCE
 RANK   INSTITUTION                   TICKER           (MILLION)              ($)      ($,MILLION)              ($)      (%)
 ----   -----------                   ------         -----------        ---------      -----------        --------   -----------
   1    Citigroup                     C                 3,366.8            52.00          175,074            33.13      57.0%
   2    J P Morgan & Co Inc           JPM                 174.9           120.31           21,040           105.06      14.5%
   3    Chase Manhattan Corp          CMB                 823.2            71.50           58,859            70.63       1.2%
   4    Wells Fargo & Co              WFC               1,649.8            37.88           62,485            39.94      -5.2%
   5    Fifth Third Bancorp           FITB                274.9            66.03           18,154            71.31      -7.4%
   6    State Street Corporation      STT                 159.9            71.94           11,504            70.13       2.6%
   7    Mellon Financial Corp         MEL                 508.7            30.94           15,736            34.38     -10.0%
   8    Zions Bancorporation          ZION                 79.0            52.66            4,159            62.38     -15.6%
   9    Bank of New York Co Inc       BK                  735.9            36.19           26,630            40.25     -10.1%
  10    SunTrust Banks Inc            STI                 319.9            59.50           19,033            76.50     -22.2%
  11    PNC Bank Corp                 PNC                 294.0            41.56           12,218            54.00     -23.0%
  12    Bank of America Corp.         BAC               1,710.0            47.00           80,372            60.13     -21.8%
  13    FleetBoston Financial Corp.   FBF                 922.2            31.81           29,338            44.69     -28.8%
  14    Wachovia Corp                 WB                  202.7            65.13           13,204            87.44     -25.5%
  15    KeyCorp                       KEY                 448.9            20.75            9,315            32.00     -35.2%
  16    Summit Bancorp                SUB                 174.8            28.13            4,915            43.69     -35.6%
  17    BB&T Corporation              BBT                 318.2            26.06            8,293            40.31     -35.3%
  18    Comerica Inc                  CMA                 156.3            42.75            6,683            68.19     -37.3%
  19    U. S. Bancorp                 USB                 730.4            22.00           16,068            35.50     -38.0%
  20    Washington Mutual Inc.        WM                  574.4            24.68           14,174            38.38     -35.7%
  21    Firstar Corporation           FSR                 981.2            21.56           21,158            31.00     -30.4%
  22    National City Corp            NCC                 616.6            22.56           13,911            36.25     -37.8%
  23    Bank One Corp                 ONE               1,147.0            30.25           34,697            51.06     -40.8%
  24    First Union Corp              FTU                 958.4            32.94           31,569            60.81     -45.8%
                                                                                                                   --------------

                                                                                                          AVERAGE:     -19.4%


                                            1999             1999
                                            KBW              KBW            ANNUAL          DIVIDEND
                                          EPS EST.         P/E EST.        DIVIDEND          YIELD
 RANK   INSTITUTION                         ($)              (X)              ($)             (%)
 ----   -----------                       --------         --------        --------         --------
   1    Citigroup                           2.80            18.6 x           0.56            1.08%
   2    J P Morgan & Co Inc                 9.75            12.3 x           4.00            3.32%
   3    Chase Manhattan Corp                5.60            12.8 x           1.64            2.29%
   4    Wells Fargo & Co                    2.23            17.0 x           0.80            2.11%
   5    Fifth Third Bancorp                 2.42            27.3 x           0.96            1.45%
   6    State Street Corporation            3.00            24.0 x           0.64            0.89%
   7    Mellon Financial Corp               1.82            17.0 x           0.80            2.59%
   8    Zions Bancorporation                2.75            19.1 x           1.16            2.20%
   9    Bank of New York Co Inc             1.68            21.5 x           0.64            1.77%
  10    SunTrust Banks Inc                  3.90            15.3 x           1.38            2.32%
  11    PNC Bank Corp                       3.93            10.6 x           1.80            4.33%
  12    Bank of America Corp.               4.65            10.1 x           2.00            4.26%
  13    FleetBoston Financial Corp.         2.90            11.0 x           1.20            3.77%
  14    Wachovia Corp                       4.95            13.2 x           2.16            3.32%
  15    KeyCorp                             2.33             8.9 x           1.04            5.01%
  16    Summit Bancorp                      2.60            10.8 x           1.32            4.69%
  17    BB&T Corporation                    1.95            13.4 x           0.80            3.07%
  18    Comerica Inc                        4.13            10.4 x           1.44            3.37%
  19    U. S. Bancorp                       2.11            10.4 x           0.78            3.55%
  20    Washington Mutual Inc.              3.25             7.6 x           1.04            4.21%
  21    Firstar Corporation                 1.25            17.3 x           0.65            3.01%
  22    National City Corp                  2.20            10.3 x           1.14            5.05%
  23    Bank One Corp                       3.45             8.8 x           1.68            5.55%
  24    First Union Corp                    3.40             9.7 x           1.88            5.71%
                                                       -----------------                -----------------

                                                            14.0 X                           3.29%

RELATIVE BANK STOCK VALUATION - KBI VERSUS S&P 500 RELATIVE P/E MULTIPLE


SINCE 1980, THE RELATIVE PRICE/EARNINGS MULTIPLE HAS AVERAGED 59%. MOST RECENTLY, THE RELATIVE P/E WAS 49%.


                                    [CHART]*

*    Chart indicates the relative price/earnings multiple from 1961 to 1999.

SUMMARY OF NATIONAL BANK M&A SINCE 1990

Data as of: December 27, 1999

                           NUMBER OF DEALS ANNOUNCED

                                    [GRAPH]*

                         PRICE TO BOOK VALUE PER SHARE

                                    [GRAPH]*

                             DEAL VALUE ($BILLIONS)

                                    [GRAPH]*

                        PRICE TO TRAILING 12 MONTHS EPS

                                    [GRAPH]*

* Graphs indicate the: (i) Number of Deals Announced, (ii) Deal Value, (iii) Price to Book Value Per Share, and (iv) Price to Trailing 12 Month EPS for the years 1990 through 1999.

SIGNIFICANT PROBLEMS WITH M&A EXECUTION

                                                                                         ORIGINALLY        CURRENT
                                                                                         FORCASTED        ESTIMATED
                                                                                            EPS              EPS           DIFF.
                                                         ANNOUNCE        COMPLETED          1999             1999          1999
BUYER                        SELLER                        DATE            DATE             ($)              ($)           (%)
-----                        ------                      --------        ---------       ----------       ---------       ------
First Union Corp.            CoreStates Financial          Nov-97           Apr-98         $4.46            $3.40         -23.8%
Bank One Corp.               First USA                     Jan-97           Jun-97         $4.23            $3.45         -18.4%
Bank One Corp.               First Chicago NBD             Apr-98           Oct-98         $4.23            $3.45         -18.4%
NationsBank Corp.            Barnett Banks Inc.            Aug-97           Jan-98         $5.67            $4.65         -18.0%
NationsBank Corp.            BankAmerica Corp.             Apr-98           Sep-98         $5.59            $4.65         -16.8%
First Bank System            US Bancorp                    Mar-97           Aug-97         $2.47            $2.11         -14.6%
Washington Mutual            HF Ahmanson & Co.             Mar-98           Oct-98         $3.73            $3.25         -12.9%
National City Corp.          First of America              Dec-97           Mar-98         $2.37            $2.20          -7.2%
Household International      Beneficial Corp.              Apr-98           Jul-98         $3.20            $3.05          -4.7%
SunTrust Banks Inc.          Crestar Financial             Jul-98           Dec-98         $4.04            $3.90          -3.5%
Wells Fargo and Co.          Norwest Corporation           Jun-98           Nov-98         $2.23            $2.23           0.0%
Star Banc Corp               Firstar Corp                  Jul-98           Nov-98         $1.13            $1.25          10.6%

EARNINGS ESTIMATE CHANGES


BANKSCAN             1Q98      2Q98      3Q98      4Q98      1Q99      2Q99      3Q99      4Q99
                     ----      ----      ----      ----      ----      ----      ----      ----
Estimates up          34        21        12        28        47        56        53        44
Estimates down        27        25        85        33        41        34        24        40

TOP 50               1Q98      2Q98      3Q98      4Q98      1Q99      2Q99      3Q99      4Q99
                     ----      ----      ----      ----      ----      ----      ----      ----
Estimates up           6         6        10         3         8        12        15         7
Estimates down        15         6        18        18        10         9         9        16

LIQUIDITY DISCOUNT - 1999 PERFORMANCE


              MARKET CAP                       % CHANGE
MARKET CAP    RANGE           # OF STOCKS      FOR 1999        MKT/BOOK       2000 P/E
----------    -----           -----------      --------        --------       --------

Mega          $15B+               21             -0.6%          299%           14.2x

Large         $5B to $15B         23            -13.0%          235%           11.9x

Mid           $1.5B to $5B        31            -17.0%          227%           11.3x

Small         $500M to $1.5B      45            -13.7%          191%           12.2x

Micro         $500M-              75            -10.9%          157%           11.0x

                        REVIEW OF BANKATLANTIC: RELATIVE
                           PERFORMANCE AND PERCEPTION

OVERVIEW

         BANKATLANTIC'S STOCK PRICE HAS SUFFERED DUE TO FACTORS AFFECTING THE OVERALL MARKET, THE COMPANY'S FUNDAMENTALS, AND CHALLENGES IT PRESENTS TO ANALYSTS.

              Overall market

                  - Financial market stock out of favor rates up, funding costs higher, relevancy issues.

                  - End of pooling accounting imminent slowdown in post 2000 merger activity

                  - Larger acquiror disappointments have impacted perception of sector

                  - Small capitalization stocks in all sectors are discounted

              Company fundamentals

                  -        Complicated set of businesses

                  - Earnings estimates have declined (more than general financial stocks)

              Company perception

                  -        Two classes of stock

                  -        Control shareholder limits liquidity

                  - Persistent but varying valuation differentials on A and B shares complicate analyst's job

BBX VS. BANC STOCK PERFORMANCE


                                    [GRAPH]*

* Graph compares both the stock volume and the share price of the Class A common stock and the Class B common stock for the period from 12/31/98 through 12/14/99.

1999 YTD RELATIVE PRICE PERFORMANCE OF BANC AND BBX VS. BANKING INDICES Daily closing price data from January 10, 1999 to January 10, 2000


                                    [GRAPH]*

* Graph compares the price performance of both the Class A common stock and the Class B common stock with the Keefe Bank Index and the NASDAQ Bank Index for the time period of 1/11/99 through 1/6/00.

PEER GROUP PERFORMANCE
Data as of quarter ended September 30, 1999



                                                                 ------    --------------------------------------------------------
                                                                  EOP                  PROFITABILITY AND OVERHEAD RATIOS
                                                                 ------    --------------------------------------------------------
                                                                                              Operating
                                                                                           ---------------               Efficiency
                                                                           Assets          ROA        ROE        NIM       Ratio
Institution                        Symbol     City               State     ($MM)           (%)        (%)        (%)        (%)
-----------------------------      ------     ---------------    ------    ------          ----      -----       ----    ----------
BankAtlantic Bancorp, Inc. (B)      BANC      Fort Lauderdale      FL       3,971          0.87      14.18       3.13      62.99
BankAtlantic Bancorp, Inc. (A)      BBX       Fort Lauderdale      FL       3,971          0.87      14.18       3.13      62.99

                                                                                          -----      -----      -----      -----
Golden State Bancorp, Inc.          GSB       San Francisco        CA      55,806          0.55      21.52       2.17      54.05
Golden West Financial Corporation   GDW       Oakland              CA      39,965          1.19      14.76       2.67      34.25
Bank United Corporation             BNKU      Houston              TX      16,245          0.85      18.11       2.68      52.77
GreenPoint Financial Corporation    GPT       New York             NY      15,485          1.63      12.12       4.08      46.97
Commercial Federal Corporation      CFB       Omaha                NE      13,104          0.78      10.96       2.93      55.89
TCF Financial Corporation           TCB       Minneapolis          MN      10,342          1.56      20.02       4.46      61.13
Webster Financial Corporation       WBST      Waterbury            CT       8,997          1.10      17.56       3.25      53.52
Downey Financial Corp.              DSL       Newport Beach        CA       8,501          0.85      13.04       2.74      58.31
Bay View Capital Corporation        BVC       San Mateo            CA       5,946          0.66      10.07       3.20      59.23
MAF Bancorp, Inc.                   MAFB      Clarendon Hills      IL       4,427          1.14      14.13       2.86      46.54
BankUnited Financial Corporation    BKUNA     Coral Gables         FL       4,078          0.36       7.63       1.89      64.31
Coastal Bancorp, Inc.               CBSA      Houston              TX       2,967          0.51      11.33       2.78      61.96
InterWest Bancorp, Inc.             IWBK      Oak Harbor           WA       2,575          0.92      13.33       3.74      64.74
First Washington Bancorp, Inc.      FWWB      Walla Walla          WA       1,754          0.98       9.41       3.94      54.77
Superior Financial Corp.            SUFI      Fort Smith           AR       1,570          0.79      11.55       2.99      66.28
                                                                                          -----      -----      -----      -----
AVERAGE:                                                                                   0.92      13.70       3.09      55.65
Median:                                                                                    0.85      13.04       2.93      55.89





                                    -----------------------------------------------------------
                                                   CAPITAL AND ASSET QUALITY
                                    -----------------------------------------------------------
                                    Common     Tangible
                                    Equity/  Common Eqty/    Reserves/      NCO/        NPA/
                                     Assets   Tng. Assets      Loans     Avg. Loans  Loans+OREO
Institution                           (%)         (%)           (%)          (%)         (%)
-----------------------------       -------  ------------    ---------   ----------  ----------

BankAtlantic Bancorp, Inc. (B)        5.97       4.65          1.71         0.88        1.41
BankAtlantic Bancorp, Inc. (A)        5.97       4.65          1.71         0.88        1.41

                                     -----       ----          ----        -----        ----
Golden State Bancorp, Inc.            2.61       1.06          1.73         0.09        0.74
Golden West Financial Corporation     7.81       7.81          0.90        -0.01        1.01
Bank United Corporation               4.64       4.14          0.66         0.05        0.86
GreenPoint Financial Corporation     13.46       7.73          1.17         0.06        2.49
Commercial Federal Corporation        7.42       5.62          0.83         0.13        1.09
TCF Financial Corporation             7.88       6.30          0.73         0.39        0.64
Webster Financial Corporation         6.37       4.94          1.16         0.05        0.69
Downey Financial Corp.                6.07       6.02          0.47         0.07        0.46
Bay View Capital Corporation          6.54       4.43          1.02         0.57        0.33
MAF Bancorp, Inc.                     7.92       6.60          0.46         0.03        0.54
BankUnited Financial Corporation      4.66       3.92          0.42         0.10        0.95
Coastal Bancorp, Inc.                 4.51       3.59          0.81         0.09        1.46
InterWest Bancorp, Inc.               6.42       5.98          0.90         0.05        0.92
First Washington Bancorp, Inc.       10.20       8.18          1.10         0.06        0.64
Superior Financial Corp.              6.59       2.64          1.15         0.12        0.24
                                     -----       ----          ----        -----        ----
AVERAGE:                              6.87       5.26          0.90         0.12        0.87
Median:                               6.54       5.62          0.90         0.07        0.74


PEER GROUP PERFORMANCE
Data as of quarter ended September 30, 1999



STOCK INFORMATION                                             BOOK VALUE & MULTIPLES            EARNINGS MULTIPLE - KBW ESTIMATES
                                                        -----------------------------------   ------------------------------------
                                             Stock      Book   Tangible   Market/   Market/    1999 Estimate        2000 Estimate
                                                                                              ---------------     ----------------
                                            Price ($)   Value    Book       Book    Tang Bk   GAAP   GAAP P/E     GAAP    GAAP P/E
Institution                        Symbol   01/10/00     ($)      ($)       (X)       (X)     ($)       (X)        ($)       (X)
----------------------------------------------------------------------------------------------------------------------------------

BankAtlantic Bancorp, Inc. (B)     BANC       5.00       5.67     4.36      0.88      1.15    0.56      8.9       0.58       8.6
BankAtlantic Bancorp, Inc. (A)     BBX        4.13       5.67     4.36      0.73      0.95    0.60      6.9       0.63       6.5

                                             -----      -----    -----      ----      ----    ----     ----       ----      ----
Golden State Bancorp, Inc.         GSB       15.38      10.50     4.19      1.46      3.67    2.21      7.0       2.40       6.4
Golden West Financial Corporation  GDW       30.13      19.28    19.28      1.56      1.56    2.83     10.6       3.06       9.8
Bank United Corporation            BNKU      24.17      23.22    20.64      1.04      1.17    3.70      6.5       4.14       5.8
GreenPoint Financial Corporation   GPT       22.00      21.26    11.45      1.03      1.92    2.45      9.0       2.75       8.0
Commercial Federal Corporation     CFB       15.94      16.43    12.20      0.97      1.31    1.90      8.4       2.10       7.6
TCF Financial Corporation          TCB       23.50       9.84     7.73      2.39      3.04    2.00     11.8       2.25      10.4
Webster Financial Corporation      WBST      23.53      15.05    11.50      1.56      2.05    2.45      9.6       2.68       8.8
Downey Financial Corp.             DSL       19.19      18.33    18.18      1.05      1.06    2.08      9.2       2.25       8.5
Bay View Capital Corporation       BVC       12.44      20.80    13.77      0.60      0.90    1.44      8.6       1.78       7.0
MAF Bancorp, Inc.                  MAFB      19.19      14.45    11.88      1.33      1.62    2.00      9.6       2.13       9.0
BankUnited Financial Corporation   BKUNA      7.44       9.88     8.16      0.75      0.91    0.76      9.8       0.95       7.8
Coastal Bancorp, Inc.              CBSA      15.75      16.54    12.12      0.95      1.30    1.82      8.7       2.00       7.9
InterWest Bancorp, Inc.            IWBK      18.25      10.71     9.93      1.70      1.84    1.90      9.6       2.10       8.7
First Washington Bancorp, Inc.     FWWB      15.00      16.92    13.28      0.89      1.13    1.56      9.6       1.73       8.7
Superior Financial Corp.           SUFI      11.25      10.26     3.94      1.10      2.86    1.12     10.0       1.30       8.7
                                                                            ----      ----             ----                 ----

AVERAGE:                                                                    1.23      1.75              9.2                  8.2
MEDIAN:                                                                     1.05      1.56              9.6                  8.5





-------------------------------------------------------------
STOCK INFORMATION                      DIVIDEND & LIQUIDITY
                                     ------------------------
                                     Current   Div.    Market
                                       Div.    Yield     Cap
Institution                            ($)      (%)     ($MM)
-------------------------------------------------------------

BankAtlantic Bancorp, Inc. (B)         0.09     1.84      51
BankAtlantic Bancorp, Inc. (A)         0.10     2.45     134

                                       ----     ----   -----
Golden State Bancorp, Inc.             0.00     0.00   1,947
Golden West Financial Corporation      0.21     0.70   4,879
Bank United Corporation                0.74     3.06     784
GreenPoint Financial Corporation       0.88     4.00   2,408
Commercial Federal Corporation         0.28     1.76     943
TCF Financial Corporation              0.75     3.19   1,947
Webster Financial Corporation          0.48     2.04     896
Downey Financial Corp.                 0.36     1.88     540
Bay View Capital Corporation           0.40     3.22     232
MAF Bancorp, Inc.                      0.36     1.88     466
BankUnited Financial Corporation       0.00     0.00     136
Coastal Bancorp, Inc.                  0.32     2.03      99
InterWest Bancorp, Inc.                0.56     3.07     282
First Washington Bancorp, Inc.         0.48     3.20     170
Superior Financial Corp.               0.00     0.00     113
                                                ----

AVERAGE:                                        2.00
MEDIAN:                                         2.03

PEER GROUP ANALYSIS


         Based our analysis of BankAtlantic's fundamentals and growth prospects, the Company's BANC stock looks fairly valued by the market relative to its peers.

                  - BANC trades at or near the mid-point of its Peer Group's Price/2000 Earnings ratio of 8.5x

                  - BANC could not be expected, at this time, to trade above the mid-point for several reasons:

                           -        Unproven strategic acquisition policy

                           - Greater risks of holding company's levered capital structure and resultant debt service requirements

                           - Small capitalization and liquidity market discounts compounded by dual share class structure

                           -        Cuts in earning estimates

                           - Growth rate from 1999 to 2000 is slower than peer group

                           -        Dominant control shareholder

STRATEGIC ACQUISITION POLICY

         - Over the past few years BankAtlantic has pursued a diverse acquisition strategy.


 ANNOUNCE.
    DATE         COMPANY                                BUSINESS                      DEAL VALUE
----------       --------------------------------       ----------------------        ----------
   9/3/99        Levitt Corporation                     Residential Developer             $21.0
  6/28/99        Southeast Research Partners Inc.       Regional Broker/Dealer              1.9
   3/2/98        Leasing Technology, Inc.               Equipment Leasing                  11.0
   2/9/98        Ryan, Beck & Co., Inc.                 Regional Broker/Dealer             35.7
  11/4/97        St. Lucie West Master Planned          Real Estate                        20.0
                 Community

         - These acquisitions are consistent with the industry's strategic diversification. But they have added an element of risk until the deals are digested and the strategy proves-out!

DECLINE IN EARNING ESTIMATES

         The market, especially for small cap stocks, has been quick to punish and long to forget companies that have been unable to meet analyst expectations.

         2/1 Fourth quarter loss of $0.29 reported. With restructuring, estimate for 1999 and 2000 maintained.

         4/21 Rating lowered on Class B shares from Attractive to Market Performer.

         7/21     Second quarter earnings surpass estimates by $0.06 per share.

         9/15 1999 and 2000 estimates reduced - primarily due to stock dividend.

         10/20 Third quarter earnings of $0.18 per share, four cents short of KBW estimate. 1999 and 2000 estimates reduced.

         12/10    KBW reduces fourth quarter estimate of $0.13 to $0.08.

                               FINANCIAL ANALYSIS

ASSIGNMENT AND OBJECTIVE

         - KBW has been requested by a Special Committee of the Board of Directors of BankAtlantic to provide our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of the Class A and Class B shares of BankAtlantic of the proposed transaction (the "Transaction").

         - For the purpose of our opinion, the Transaction is defined as follows:

                  - Through a "cash-out merger", BankAtlantic (the "Company") proposes to acquire all of the outstanding Class B shares and "in the money" options of BankAtlantic, excluding shares held by BFC at offer value of $6.00 per share.

                  - After completing the transaction, 100% of the Class B voting shares will be held by and controlled by BFC.

                  - Class A shareholders will retain all outstanding shares and a related economic interest in BankAtlantic.


                                                                 OWNERSHIP AT 12/31/99                 PROFORMA OWNERSHIP
                                                             ----------------------------         ----------------------------
CLASS A SHARES OUTSTANDING

Class A Shares held by Abdo/Levan/BFC                         8,309,721              25.6%         8,309,721             25.6%
Other Class A Shares Outstanding                             24,108,749              74.4%        24,108,749             74.4%
                                                             ----------------------------         ----------------------------
Total Class A Shares Outstanding                             32,418,470             100.0%        32,418,470            100.0%

Class A Shares Outstanding/Total Shares Outstanding                76.0%                                86.9%

CLASS B SHARES OUTSTANDING

Class B Shares held by BFC and affiliates                     4,876,124              47.5%         4,876,124            100.0%
Other Class B Shares                                          5,388,392              52.5%                --              0.0%
                                                             ----------------------------         ----------------------------
Total Class B Shares                                         10,264,516             100.0%         4,876,124            100.0%

Class B Shares/Total Shares Outstanding                            24.0%                                13.1%

PROCEDURE (TIMETABLE)


         -        In rendering out opinion, KBW has reviewed among other things,

                  - Annual reports to stockholders and Annual Report on Form 10-K of BANC/BBX

                  - Certain interim reports to stockholders and Quarterly Reports on Form 10-Q

                  - Certain internal financial analysis and forecasts of BankAtlantic prepared by management

         - Held discussions with members of senior management of BankAtlantic regarding

                  -        Past and current business operations

                  -        Regulatory relationships

                  -        Financial condition

                  -        Future prospects of BankAtlantic

         - Compared certain financial and stock market information for BANC/BBX with similar information for certain other companies with publicly-traded securities

         - Reviewed the financial terms of certain recent transactions in the banking industry and of companies with similar capital structures

         - Performed other studies and analyses that we considered appropriate, including:

                  -        Pro Forma effects of the transaction and

                  -        Discounted cash flow analysis.

ANALYSIS OF PROPOSED SHARE BUYBACK FROM B PERSPECTIVE


         CLASS B SHARES

                                                                                              % of Voting
                                                                           Shares                Rights
                                                                         ----------           -----------
         CLASS B SHARES OUTSTANDING
         Class B Shares held by BFC and affiliates                        4,876,124               47.50%
         Other Class B Shares                                             5,388,392               52.50%
                                                                         ----------              ------
         Total Class B Shares                                            10,264,516              100.00%

         Dividends: Each Class A share is entitled to 110% of the cash dividends paid to each Class B share


         DETERMINATION OF "FAIR" PREMIUM

         The consideration received by Class B Shareholders pursuant to the proposal outlined above is fair from an financial point of view to such shareholders, based upon the following:

                  -        Peer Group Performance and Trading Analysis:
                           BankAtlantic's current market value relative to its earnings and book value was consistent with its peers

                  - Premiums Paid Analysis: This analysis compared the premiums to market value received by shareholders in similar transactions. We relied primarily on premiums paid in "Going Private" transactions in which the acquiror held a preexisting, controlling stake in the public target company. Secondarily, we reviewed recent dutch auction tender offers as a check.

                  - On-going Participation: We also considered the fact that unlike a pure "going private" transaction, Class B shareholders' have the ability to retain an economic interest in BankAtlantic through the purchase of Class A shares.

PEER GROUP PERFORMANCE

DATA AS OF QUARTER ENDED SEPTEMBER 30, 1999



STOCK INFORMATION                                                  BOOK VALUE & MULTIPLES
----------------------------------------------------------------------------------------------------------

                                                         STOCK     BOOK     TANGIBLE    MARKET /   MARKET/
                                                       PRICE ($)   VALUE      BOOK        BOOK     TANG BK
INSTITUTION                                 SYMBOL     01/10/00     ($)        ($)        (X)        (X)
----------------------------------------------------------------------------------------------------------

BankAtlantic Bancorp, Inc. (B)               BANC        5.00       5.67       4.36       0.88       1.15
BankAtlantic Bancorp, Inc. (A)               BBX         4.13       5.67       4.36       0.73       0.95
----------------------------------------------------------------------------------------------------------

Golden State Bancorp, Inc.                   GSB        15.38      10.50       4.19       1.46       3.67
Golden West Financial Corporation            GDW        30.13      19.28      19.28       1.56       1.56
Bank United Corporation                      BNKU       24.17      23.22      20.64       1.04       1.17
GreenPoint Financial Corporation             GPT        22.00      21.26      11.45       1.03       1.92
Commercial Federal Corporation               CFB        15.94      16.43      12.20       0.97       1.31
TCF Financial Corporation                    TCB        23.50       9.84       7.73       2.39       3.04
Webster Financial Corporation                WBST       23.53      15.05      11.50       1.56       2.05
Downey Financial Corp.                       DSL        19.19      18.33      18.18       1.05       1.06
Bay View Capital Corporation                 BVC        12.44      20.80      13.77       0.60       0.90
MAF Bancorp, Inc.                            MAFB       19.19      14.45      11.88       1.33       1.62
BankUnited Financial Corporation             BKUNA       7.44       9.88       8.16       0.75       0.91
Coastal Bancorp, Inc.                        CBSA       15.75      16.54      12.12       0.95       1.30
InterWest Bancorp, Inc.                      IWBK       18.25      10.71       9.93       1.70       1.84
First Washington Bancorp, Inc.               FWWB       15.00      16.92      13.28       0.89       1.13
Superior Financial Corp.                     SUFI       11.25      10.26       3.94       1.10       2.86
                                                                                         ----------------

AVERAGE:                                                                                  1.23       1.75
Median:                                                                                   1.05       1.56




STOCK INFORMATION                                 EARNINGS MULTIPLE - KBW ESTIMATES           DIVIDEND & LIQUIDITY
                                              -------------------------------------------------------------------------
                                                 1999 ESTIMATE         2000 ESTIMATE
                                              ------------------     -----------------    CURRENT     DIV.       MARKET
                                              GAAP      GAAP P/E     GAAP     GAAP P/E      DIV.     YIELD        CAP
INSTITUTION                                    ($)         (X)        ($)        (X)        ($)       (%)        ($MM)
-----------------------------------------------------------------------------------------------------------------------

BankAtlantic Bancorp, Inc. (B)                 0.56        8.9       0.58        8.6       0.09       1.84         51
BankAtlantic Bancorp, Inc. (A)                 0.60        6.9       0.63        6.5       0.10       2.45        134
-----------------------------------------------------------------------------------------------------------------------

Golden State Bancorp, Inc.                     2.21        7.0       2.40        6.4       0.00       0.00      1,947
Golden West Financial Corporation              2.83       10.6       3.06        9.8       0.21       0.70      4,879
Bank United Corporation                        3.70        6.5       4.14        5.8       0.74       3.06        784
GreenPoint Financial Corporation               2.45        9.0       2.75        8.0       0.88       4.00      2,408
Commercial Federal Corporation                 1.90        8.4       2.10        7.6       0.28       1.76        943
TCF Financial Corporation                      2.00       11.8       2.25       10.4       0.75       3.19      1,947
Webster Financial Corporation                  2.45        9.6       2.68        8.8       0.48       2.04        896
Downey Financial Corp.                         2.08        9.2       2.25        8.5       0.36       1.88        540
Bay View Capital Corporation                   1.44        8.6       1.78        7.0       0.40       3.22        232
MAF Bancorp, Inc.                              2.00        9.6       2.13        9.0       0.36       1.88        466
BankUnited Financial Corporation               0.76        9.8       0.95        7.8       0.00       0.00        136
Coastal Bancorp, Inc.                          1.82        8.7       2.00        7.9       0.32       2.03         99
InterWest Bancorp, Inc.                        1.90        9.6       2.10        8.7       0.56       3.07        282
First Washington Bancorp, Inc.                 1.56        9.6       1.73        8.7       0.48       3.20        170
Superior Financial Corp.                       1.12       10.0       1.30        8.7       0.00       0.00        113
                                                        ------                ------                 -----

AVERAGE:                                                   9.2                   8.2                  2.00
Median:                                                    9.6                   8.5                  2.03

PEER GROUP PERFORMANCE

Data as of quarter ended September 30, 1999



                                                                           ------     -----------------------------------------
                                                                           EOP        PROFITABILITY AND OVERHEAD RATIOS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                           OPERATING
                                                                                         -------------               EFFICIENCY
                                                                           ASSETS       ROA       ROE         NIM       RATIO
INSTITUTION                              SYMBOL  CITY              STATE   ($MM)        (%)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------

BankAtlantic Bancorp, Inc. (B)           BANC    Fort Lauderdale   FL       3,971       0.87      14.18       3.13      62.99
BankAtlantic Bancorp, Inc. (A)           BBX     Fort Lauderdale   FL       3,971       0.87      14.18       3.13      62.99
-------------------------------------------------------------------------------------------------------------------------------

Golden State Bancorp, Inc.               GSB     San Francisco     CA      55,806       0.55      21.52       2.17      54.05
Golden West Financial Corporation  GDW   Oakland CA                        39,965       1.19      14.76       2.67      34.25
Bank United Corporation                  BNKU    Houston           TX      16,245       0.85      18.11       2.68      52.77
GreenPoint Financial Corporation         GPT     New York          NY      15,485       1.63      12.12       4.08      46.97
Commercial Federal Corporation           CFB     Omaha             NE      13,104       0.78      10.96       2.93      55.89
TCF Financial Corporation                TCB     Minneapolis       MN      10,342       1.56      20.02       4.46      61.13
Webster Financial Corporation            WBST    Waterbury         CT       8,997       1.10      17.56       3.25      53.52
Downey Financial Corp.                   DSL     Newport Beach     CA       8,501       0.85      13.04       2.74      58.31
Bay View Capital Corporation             BVC     San Mateo         CA       5,946       0.66      10.07       3.20      59.23
MAF Bancorp, Inc.                        MAFB    Clarendon Hills   IL       4,427       1.14      14.13       2.86      46.54
BankUnited Financial Corporation         BKUNA   Coral Gables      FL       4,078       0.36       7.63       1.89      64.31
Coastal Bancorp, Inc.                    CBSA    Houston           TX       2,967       0.51      11.33       2.78      61.96
InterWest Bancorp, Inc.                  IWBK    Oak Harbor        WA       2,575       0.92      13.33       3.74      64.74
First Washington Bancorp, Inc.           FWWB    Walla Walla       WA       1,754       0.98       9.41       3.94      54.77
Superior Financial Corp.                 SUFI    Fort Smith        AR       1,570       0.79      11.55       2.99      66.28
                                                                                        ----      -----       ----      -----

AVERAGE:                                 XXXX    XXXX              XX         XXX       0.92      13.70       3.09      55.65
Median:                                  XXXX    XXXX              XX         XXX       0.85      13.04       2.93      55.89


                                           CAPITAL AND ASSET QUALITY
                                           ---------------------------------------------------------
                                           COMMON      TANGIBLE
                                           EQUITY /  COMMON EQTY/  RESERVES/      NCO/       NPA/
                                            ASSETS   TNG. ASSETS     LOANS    AVG. LOANS  LOANS+OREO
INSTITUTION                                  (%)         (%)          (%)         (%)         (%)
----------------------------------------------------------------------------------------------------


BankAtlantic Bancorp, Inc. (B)               5.97         4.65        1.71        0.88        1.41
BankAtlantic Bancorp, Inc. (A)               5.97         4.65        1.71        0.88        1.41
----------------------------------------------------------------------------------------------------

Golden State Bancorp, Inc.                   2.61         1.06        1.73        0.09        0.74
Golden West Financial Corporation GDW        7.81         7.81        0.90       -0.01        1.01
Bank United Corporation                      4.64         4.14        0.66        0.05        0.86
GreenPoint Financial Corporation            13.46         7.73        1.17        0.06        2.49
Commercial Federal Corporation               7.42         5.62        0.83        0.13        1.09
TCF Financial Corporation                    7.88         6.30        0.73        0.39        0.64
Webster Financial Corporation                6.37         4.94        1.16        0.05        0.69
Downey Financial Corp.                       6.07         6.02        0.47        0.07        0.46
Bay View Capital Corporation                 6.54         4.43        1.02        0.57        0.33
MAF Bancorp, Inc.                            7.92         6.60        0.46        0.03        0.54
BankUnited Financial Corporation             4.66         3.92        0.42        0.10        0.95
Coastal Bancorp, Inc.                        4.51         3.59        0.81        0.09        1.46
InterWest Bancorp, Inc.                      6.42         5.98        0.90        0.05        0.92
First Washington Bancorp, Inc.              10.20         8.18        1.10        0.06        0.64
Superior Financial Corp.                     6.59         2.64        1.15        0.12        0.24
                                            -----         ----        ----        ----        ----

AVERAGE:                                     6.87         5.26        0.90        0.12        0.87
Median:                                      6.54         5.62        0.90        0.07        0.74

PREMIUMS PAID ANALYSIS


We analyzed the implied premium or discount paid or proposed to be paid in acquisitions relative to recent public market pre-announcement date trading prices for two groups of announced transactions since January 1, 1997:

     - Primary Comparables Group: 11 "going private" transactions involving acquirors that were deemed to have effective control over the target at the time of acquisition with an equity value of $15 million or more. The range of premiums paid was 4.3% to 57.9% with a median of 25.3% and an average of 27.6%.

     - Additional Reference Group: 13 "dutch tender auctions" of more than 1% of the outstanding shares involving financial banking institutions. The range of premiums paid was 1.0% to 24.9% with a median of 11.8% and an average of 12.8%.


While neither group includes transactions that are exactly the same as the proposed Transaction, the two groups provide a good range of premiums paid to apply to the proposed Transaction

     - Unlike a "going private" transaction, Class B shareholders may elect to retain an economic interest in BankAtlantic through the purchase of Class A shares

     - Unlike a "dutch tender auction", if the proposed Transaction is ratified by the vote of the Class A and Class B shareholders, shareholders will be compelled to surrender their shares.

PREMIUMS PAID ANALYSIS


The following is a summary of the premiums paid analysis detailing the medians and mean paid of the groups of analyzed transactions and BANC implied value based on these premiums.



                                                                                                  "GOING PRIVATE" TRANSACTIONS -
                                                                                                  ACQUIROR HAS EFFECTIVE CONTROL
                                               IMPLIED PREMIUM  IMPLIED VALUE   IMPLIED VALUE              IMPLIED PREMIUM
                                                IN TRANSACTION  BASED ON MEAN  BASED ON MEDIAN  -----------------------------------
PRICING PERIOD                                    BASED ON $6    PERCENTAGE      PERCENTAGE     MINIMUM   MEAN     MEDIAN   MAXIMUM
---------------------------------------------  ---------------  -------------  ---------------  -------   ----     ------   -------

1 Day Prior to Announce - (5.13)                      17.1%       $ 6.54          $ 6.42          4.3%    27.6%     25.3%    57.9%

1 Day Prior to Committee Deliberation ($5.00)         20.0%       $ 6.38          $ 6.27          4.3%    27.6%     25.3%    57.9%

At Committee Deliberation - (4.81)                    24.7%       $ 6.14          $ 6.03          4.3%    27.6%     25.3%    57.9%




                                               IMPLIED PREMIUM  IMPLIED VALUE   IMPLIED VALUE        DUTCH AUCTION TENDER GROUP
                                               IN TRANSACTION   BASED ON MEAN  BASED ON MEDIAN  -----------------------------------
PRICING PERIOD                                    BASED ON $6    PERCENTAGE      PERCENTAGE     MINIMUM   MEAN     MEDIAN   MAXIMUM
---------------------------------------------  ---------------  -------------  ---------------  -------   ----     ------   -------

1 Day Prior to Announce - (5.13)                      17.1%       $ 5.84          $ 5.73          1.1%    13.9%     11.8%     24.9%

1 Day Prior to Committee Deliberation ($5.00)         20.0%       $ 6.47          $ 6.35          1.1%    13.9%     11.8%     24.9%

At Committee Deliberation - (4.81)                    24.7%       $ 5.48          $ 5.38          1.1%    13.9%     11.8%     24.9%

PREMIUMS PAID ANALYSIS: "GOING-PRIVATE" TRANSACTIONS



                                                                                                                 PREMIUM PAID
                                                                                                                     OVER
                                                                                                                 MARKET PRICE
                                                                                                           -----------------------
                                                                                        DEAL   DEAL VALUE   1 DAY     AVG. 30 DAYS
                                                        PRE-TRANSACTION     PERCENT     VALUE   PER SHARE  -----------------------
   BUYER             TARGET                             OWNERSHIP           ACQUIRED    ($M)          ($)   PRIOR TO ANNOUNCEMENT
-------------------  --------------------------------   ---------------     --------   ------  ----------  -----------------------

Concord Fabrics      Concord Fabrics                             63.00%       37.00%    28.0        7.88    40.0%       37.7%
Mgmt/Investor Group  Kentek Information Systems                  24.47%       75.53%    39.0        8.29     8.7%       14.1%
Mgmt/Investor Group  Rock Bottom Restaurants                     28.00%       72.00%    80.6       10.00    18.5%       18.3%
Mgmt/Investor Group  Enstar Inc.                                 65.00%       35.00%    37.1       12.50    56.3%       56.6%
Mgmt/Investor Group  Equitrac Corp.                              40.10%       59.90%    74.3       21.00     4.3%        9.7%
PH II Inc.           THT Inc.                                    46.00%       54.00%    15.3        3.75    57.9%       52.4%
Mgmt/Investor Group  Lion Brewery Inc.                           40.20%       59.80%    18.3        4.70    25.3%       22.7%
Investor Group       Cinergies Pictures Entertainment            51.79%       48.21%    16.3        2.52    24.1%       54.6%
Restaurant Co.       Perkins Family Restaurants                  48.00%       52.00%    76.3       14.00    28.7%       30.6%
Investor Group/Mgmt  Seaman Furniture Co.                        80.00%       20.00%    45.6       25.05    26.8%       31.1%
Anthem Inc.          Acordia Inc.                                66.80%       33.20%   193.2       40.00    12.7%       19.2%


                                                                                ----------------------------------------------
                                                                                AVERAGE                     27.6%       31.6%
                                                                                MEDIAN                      25.3%       30.6%
                                                                                HIGH                        57.9%       56.6%
                                                                                LOW                          4.3%        9.7%
                                                                                ----------------------------------------------

PREMIUMS PAID ANALYSIS - DUTCH AUCTION TENDERS



                                          REPURCHASE DETAILS  TENDER RANGE  PREMIUM OFFERED(*)          COMPLETION DETAILS
                                  ANN.    ------------------ -------------- ------------------ -------- ------------------ EFFECTIVE
   COMPANY                        DATE      SHARES      %      LOW     HI      LOW     HI        DATE     SHARES    PRICE    PREMIUM
------------------------------- --------  ------------------ -------------- ------------------ -------- ------------------ ---------
First Merchants Corp            11/22/99  1,200,000    9.9%  $26.00  $28.00   12.7%    21.4%   12/27/99  1,130,669  $28.00    21.4%
Bancfirst Corporation             5/3/99  1,000,000   10.7%  $34.00  $38.00   -2.9%     8.6%    6/14/99  1,186,502  $38.00     8.6%
EFC Bancorp, Inc.                4/23/99  1,779,233   24.0%  $10.00  $12.00   -1.2%    18.5%    6/11/99    709,544  $12.00    18.5%
First Banks Inc.                12/30/98    400,000   14.9%  $16.50  $21.00   -1.8%    24.9%     2/3/99    314,848  $21.00    24.9%
Peekskill Financial Corporation 12/18/98    800,000   28.0%  $14.75  $16.75    5.4%    19.6%     2/2/99    800,400  $16.75    19.6%
WesterFed Financial Corp.       11/20/98    220,000   20.0%  $18.00  $20.00    0.0%    11.1%   12/28/98  1,082,854  $20.00    11.1%
Klamath First Bancorp, Inc.      10/9/98  1,983,353   20.0%  $18.00  $20.00    7.5%    19.4%    1/15/99  1,983,000  $19.50    16.4%
First Commonwealth               7/13/98  2,000,000    6.5%  $23.00  $26.00   -2.1%    10.6%    10/5/99  1,909,710  $26.00    10.6%
First Southern Bancshares        6/30/98    275,000   18.7%  $12.75  $14.00    8.5%    19.1%    10/1/99    307,871  $13.50    14.9%
S&T Bancorp                      1/20/98  1,500,000   11.0%  $46.00  $49.00    4.0%    10.7%    2/23/98    440,268  $49.00    10.7%
TF Financial Corp.               9/26/97    900,000   22.0%  $22.50  $26.00   -3.2%    11.8%   10/27/98  1,064,083  $26.00    11.8%
Cortland First Financial         5/30/97     30,000    1.5%  $21.00  $24.00   -5.6%     7.9%         NA     30,500  $22.50     1.1%
Damen Financial Corp             2/14/97    850,000   22.7%  $13.25  $14.75    0.0%    11.3%     4/2/97    523,400  $14.75    11.3%

------------------------------------------------------------------------------------------------------------------------------------
MEDIANS                              XXX        XXX   18.7%     XXX     XXX    0.0%    11.8%        XXX        XXX     XXX    11.8%
MEANS                                XXX        XXX   16.1%     XXX     XXX    1.6%    15.0%        XXX        XXX     XXX    13.9%
HIGHS                                XXX        XXX   28.0%     XXX     XXX   12.7%    24.9%        XXX        XXX     XXX    24.9%
LOWS                                 XXX        XXX    1.5%     XXX     XXX   -5.6%     7.9%        XXX        XXX     XXX     1.1%
                                                      ----                    ----     ----                                   ----

(*) Premium offered to the closing price the day before the announcement of the tender offer

ANALYSIS OF PROPOSED SHARE BUYBACK FROM B PERSPECTIVE


- Class B shareholders will have the opportunity to reacquire an interest in BankAtlantic after the transaction is executed through the purchase of Class A shares.

           Average Weekly Trading Volume - BBX Shares                           464,788
           Average Weekly Trading Volume - BANC Shares                          152,224
                                                                              ---------
           Assumed Weekly Trading Volume Demand in BankAtlantic                 617,012

           Assumed Blended Weekly Trading Volume after Transaction (1)          542,971

           BANC shares sold in Transaction                                    5,305,098
                 as a % of BBX float                                               21.6%

           Weeks to re-acquire interest in BankAtlantic (2)                         9.8

          (1)  Represents 88% of combined weekly trading volume in BankAtlantic.
          (2)  Assuming all BANC shares sold are reacquired as BBX Shares.

-    Net Proceeds to reinvest:

           Offer price for Class B share                           $ 6.00
           Capital Gain (no basis assumed)                           6.00
           Capital gains (20%)                                       1.20
                                                                   ------
           Net proceeds                                            $ 4.80
           Current price for Class A Share                           4.06

           Ratio                                                      1.2

ANALYSIS OF PROPOSED SHARE BUYBACK FROM A PERSPECTIVE



  CLASS A SHARES                                          % of Voting
                                                             Shares        Rights
                                                          ------------     ------
          CLASS A SHARES OUTSTANDING
          Class A Shares held by Alan Levan/BFC             8,309,721       0.0%
          Other Class A Shares Outstanding                 24,108,749       0.0%
          Total Class A Shares Outstanding                 32,418,470       0.0%

         Dividends: Each Class A share is entitled to 110% of the cash dividends paid to each Class B share



FAIRNESS OF TRANSACTION

The transaction proposal is fair from a financial point of view to holders of Class A shares, based upon the following:

     - Accretion/Dilution Analysis: This analysis determined the impact of the earnings per share for holders of Class A shares given the proposed transaction and the Company's internal projections.

     - Discounted Cash Flow Analysis: This analysis compared the pre-deal long term value to A's relative to the post- deal long term value

     - Market Trading Analysis: Class A shareholders will also benefit from the simplified ownership structure and the likely increase average trading volume and improve liquidity.

CAPITALIZATION: BUYBACK ACTIVITY


                          REPURCHASE ACTIVITY OF 25 LARGEST BANKS


                                    [GRAPH]*


* Graph indicates the repurchase activity, by quarter, of the 25 largest banks from the first quarter of 1995 through the third quarter of 1999.

LIQUIDITY ANALYSIS
Data as of quarter ended September 30, 1999


                                                           STOCK INFORMATION           SHARE VOLUME IN 1999
                                                         ----------------------       -----------------------
                                                                                      Average
                                                          Stock          Market       Weekly         Weekly/
                                                         Price ($)        Cap         Volume       Shares Out
Institution                                Symbol        01/06/00        ($MM)         (MM)            (%)
---------------------------------          ------        ---------       ------       -------      ----------
BANKATLANTIC BANCORP, INC. (B)              BANC            4.78            49         0.152           1.5
BANKATLANTIC BANCORP, INC. (A)              BBX             4.06           132         0.465           1.4
---------------------------------           ----           -----         -----         -----           ---
Golden State Bancorp, Inc.                  GSB            15.75         1,995         2.020           1.6
Golden West Financial Corporation           GDW            30.94         5,011         2.780           1.7
Bank United Corporation                     BNKU           24.00           779         0.909           2.8
GreenPoint Financial Corporation            GPT            22.13         2,422         1.640           1.5
Commercial Federal Corporation              CFB            16.63           984         0.813           1.4
TCF Financial Corporation                   TCB            22.94         1,900         1.160           1.4
Webster Financial Corporation               WBST           23.06           878         0.920           2.4
Downey Financial Corp.                      DSL            19.31           544         0.215           0.8
Bay View Capital Corporation                BVC            12.88           241         0.563           3.0
MAF Bancorp, Inc.                           MAFB           19.75           479         0.272           1.1
BankUnited Financial Corporation            BKUNA           7.25           133         0.413           2.3
Coastal Bancorp, Inc.                       CBSA           16.00           101         0.082           1.3
InterWest Bancorp, Inc.                     IWBK           17.88           276         0.181           1.2
First Washington Bancorp, Inc.              FWWB           14.63           166         0.129           1.1
Superior Financial Corp.                    SUFI           11.38           115         0.153           1.5
                                                                                                       ---
AVERAGE:                                                                                               1.7
MEDIAN:                                                                                                1.5


                                                                      SHARE VOLUME IN 1999                      RESEARCH
                                                        -----------------------------------------------   ---------------------
                                                         Average                             PERCENTAGE             FIRST CALL
                                                        Quarterly   Quarterly/    Announced   of Shares   Provides    Secular
                                                          Volume    Shares Out     Buyback      Out       Research  Growth Rate
Institution                                Symbol          (MM)         (%)          (Y/N)      (%)          (#)        (%)
----------------------------------         ------       ---------   ----------    ---------  ----------   --------  -----------
BANKATLANTIC BANCORP, INC. (B)              BANC           1.970       19.2           N           NA           2          NA
BANKATLANTIC BANCORP, INC. (A)              BBX            5.960       18.4           Y         10.8           3         9.0
----------------------------------         ------         ------       ----           -         ----          --        ----
Golden State Bancorp, Inc.                  GSB           26.260       20.7           Y         12.5          10        13.0
Golden West Financial Corporation           GDW           36.350       22.4           Y          3.4          12        11.5
Bank United Corporation                     BNKU          11.920       36.7           N           NA           9        12.0
GreenPoint Financial Corporation            GPT           21.260       19.4           Y          0.1          13        14.0
Commercial Federal Corporation              CFB           10.600       17.9           Y          5.0           9        12.0
TCF Financial Corporation                   TCB           15.070       18.2           N           NA          18        13.0
Webster Financial Corporation               WBST          12.040       31.6           Y          5.7          11        10.0
Downey Financial Corp.                      DSL            2.810       10.0           N           NA           7        16.0
Bay View Capital Corporation                BVC            7.000       37.5           N           NA           8        13.5
MAF Bancorp, Inc.                           MAFB           3.410       14.1           Y          3.1           8         8.5
BankUnited Financial Corporation            BKUNA          5.240       28.6           N           NA           3         7.5
Coastal Bancorp, Inc.                       CBSA           1.130       17.9           Y         15.9           4          NA
InterWest Bancorp, Inc.                     IWBK           2.390       15.5           Y          5.0           3        12.0
First Washington Bancorp, Inc.              FWWB           1.660       14.7           Y         10.0           3        10.0
Superior Financial Corp.                    SUFI           1.840       18.3           Y          5.0           4          NA
                                                                       ----                     ----                    ----

AVERAGE:                                                               21.6                      6.6                    11.8
MEDIAN:                                                                18.3                      5.0                    12.0

IMPACT OF PROPOSED SHARE BUYBACK


Dollars in millions, except per share amount                    STATUS QUO                          PROFORMA
                                                               ------------    --------------------------------------------------
OFFER PRICE PER CLASS B SHARE                                                    $5.80         $6.00         $6.20         $6.40
                                                                               --------      --------      --------      --------
SHARES OUTSTANDING:
Class A Shares (Basic)                                             32.418        32.418        32.418        32.418        32.418
Class A Options                                                     3.587         3.587         3.587         3.587         3.587
Class A Convertible                                                17.868        17.868        17.868        17.868        17.868
Class A Shares (Diluted - excluding out-of-money A options)        50.287        50.287        50.287        50.287        50.287
Class B Shares (Basic)                                             10.265         4.876         4.876         4.876         4.876
                                                                 --------      --------      --------      --------      --------
TRANSACTION COST:
Outstanding B Shares Repurchased                                    5.388         5.388         5.388         5.388         5.388
Cost of Outstanding Shares                                                     $ 31.253      $ 32.330      $ 33.408      $ 34.486
Transaction Fees                                                    1.800      $  1.800      $  1.800      $  1.800      $  1.800
OPTIONS:
Options Exercised                                                   1.763         1.763         1.763         1.763         1.763
Average Exercise Price                                               3.25      $   3.25      $   3.25      $   3.25      $   3.25
Net Cost of Options (pre-tax)                                                  $  4.495      $  4.848      $  5.200      $  5.553
TRANSACTION CONSIDERATION                                                      $   37.5      $   39.0      $   40.4      $   41.8
                                                                               --------      --------      --------      --------
INCOME STATEMENT IMPACT:
Projected BankAtlantic 2000 Net Income                           $   37.8      $   37.8      $   37.8      $   37.8      $   37.8
Capitalization of Restructuring Charge                                               --            --            --            --
Incremental Goodwill Amort. Exp. (15 yrs)                                            --            --            --            --
Amortization of transaction fees                                                     --            --            --            --
AT Interest Expense on Sub Note (10% PT)                                0          -2.3          -2.4          -2.5          -2.6
                                                                 --------      --------      --------      --------      --------
Pro Forma BankAtlantic GAAP Earnings                             $   37.8      $   35.5      $   35.4      $   35.3      $   35.2


Dollars in millions, except per share amount                              PROFORMA
                                                                   ----------------------
OFFER PRICE PER CLASS B SHARE                                        $6.60         $6.80
                                                                   --------      --------
SHARES OUTSTANDING:
Class A Shares (Basic)                                               32.418        32.418
Class A Options                                                       3.587         3.587
Class A Convertible                                                  17.868        17.868
Class A Shares (Diluted - excluding out-of-money A options)          50.287        50.287
Class B Shares (Basic)                                                4.876         4.876
                                                                   --------      --------
TRANSACTION COST:
Outstanding B Shares Repurchased                                      5.388         5.388
Cost of Outstanding Shares                                         $ 35.563      $ 36.641
Transaction Fees                                                   $  1.800      $  1.800
OPTIONS:
Options Exercised                                                     1.763         1.763
Average Exercise Price                                             $   3.25      $   3.25
Net Cost of Options (pre-tax)                                      $  5.905      $  6.258
TRANSACTION CONSIDERATION                                          $   43.3      $   44.7
                                                                   --------      --------
INCOME STATEMENT IMPACT:
Projected BankAtlantic 2000 Net Income                             $   37.8      $   37.8
Capitalization of Restructuring Charge                                   --            --
Incremental Goodwill Amort. Exp. (15 yrs)                                --            --
Amortization of transaction fees                                         --            --
AT Interest Expense on Sub Note (10% PT)                               -2.6          -2.7
                                                                   --------      --------
Pro Forma BankAtlantic GAAP Earnings                               $   35.2      $   35.1

IMPACT OF PROPOSED SHARE BUYBACK


                                                                  $5.80          $6.00          $6.20
                                                                --------       --------       --------
DIVIDENDS:
Class A Dividend Advantage                            110%           110%           110%           110%
Effective Class A Avg. Shares (dil)                55.315         55.315         55.315         55.315
Effective Class B Avg. Shares (dil)                10.265          4.876          4.876          4.876
                                                 --------       --------       --------       --------
Net Income Allocation %: Class A                     84.3%          91.9%          91.9%          91.9%
Net Income Allocation %: Class B                     15.7%           8.1%           8.1%           8.1%
Dividend Payout Ratio                                  18%            19%            19%            19%
Class A Dividend Per Share                       $   0.11       $   0.12       $   0.12       $   0.12
Class B Dividend Per Share                       $   0.10       $   0.11       $   0.11       $   0.11
                                                 --------       --------       --------       --------
Dividend: Class A                                $   5.74       $   6.23       $   6.23       $   6.23
Dividend: Class B                                $   1.06       $   0.55       $   0.55       $   0.55
                                                 $   6.80       $   6.78       $   6.78       $   6.78
Total Net Income Adjusted for Dividend           $  31.00       $  28.73       $  28.64       $  28.56
                                                 --------       --------       --------       --------
Undistributed NI: Class A                           26.14          26.40          26.32          26.24
Undistributed NI: Class B                            4.85           2.33           2.32           2.31
                                                 --------       --------       --------       --------
NIAC Class A Series                                 31.88          32.63          32.55          32.47
NIAC Class B Series                                  5.92           2.88           2.87           2.86
                                                 --------       --------       --------       --------
Class A Reported EPS (diluted)                   $   0.63       $   0.65       $   0.65       $   0.65
Class B Reported EPS (diluted)                   $   0.58       $   0.59       $   0.59       $   0.59

Class A Accretion(Dilution)                                         2.35%          2.10%          1.85%
Class B Accretion(Dilution)                                         2.35%          2.10%          1.85%

                                                 --------       --------       --------       --------

KEY RATIOS:
Return on Equity                                     14.8%          16.4%          16.4%          16.5%
Return on Assets                                      1.0%           0.9%           0.9%           0.9%

Tangible Common Equity/ Assets                        4.6%          3.69%          3.66%          3.62%
TIER I Leverage Ratio                                 6.5%          5.43%          5.38%          5.33%
Double Leverage Ratio                               177.8%        208.58%        209.97%        211.37%
Tangible Common Equity/Share                     $   4.35       $   3.97       $   3.93       $   3.89


                                                       $6.40          $6.60          $6.80
                                                     --------       --------       --------
DIVIDENDS:
Class A Dividend Advantage                                110%           110%           110%
Effective Class A Avg. Shares (dil)                    55.315         55.315         55.315
Effective Class B Avg. Shares (dil)                     4.876          4.876          4.876
                                                     --------       --------       --------
Net Income Allocation %: Class A                         91.9%          91.9%          91.9%
Net Income Allocation %: Class B                          8.1%           8.1%           8.1%
Dividend Payout Ratio                                      19%            19%            19%
Class A Dividend Per Share                           $   0.12       $   0.12       $   0.12
Class B Dividend Per Share                           $   0.11       $   0.11       $   0.11
                                                     --------       --------       --------
Dividend: Class A                                    $   6.23       $   6.22       $   6.22
Dividend: Class B                                    $   0.55       $   0.55       $   0.55
                                                     $   6.77       $   6.77       $   6.77
Total Net Income Adjusted for Dividend               $  28.47       $  28.39       $  28.30
                                                     --------       --------       --------
Undistributed NI: Class A                               26.17          26.09          26.01
Undistributed NI: Class B                                2.31           2.30           2.29
                                                     --------       --------       --------
NIAC Class A Series                                     32.39          32.31          32.23
NIAC Class B Series                                      2.86           2.85           2.84
                                                     --------       --------       --------
Class A Reported EPS (diluted)                       $   0.64       $   0.64       $   0.64
Class B Reported EPS (diluted)                       $   0.59       $   0.58       $   0.58

Class A Accretion(Dilution)                              1.60%          1.34%          1.09%
Class B Accretion(Dilution)                              1.60%          1.34%          1.09%

                                                     --------       --------       --------

KEY RATIOS:
Return on Equity                                         16.6%          16.6%          16.7%
Return on Assets                                          0.9%           0.9%           0.9%

Tangible Common Equity/ Assets                           3.58%          3.55%          3.51%
TIER I Leverage Ratio                                    5.28%          5.23%          5.18%
Double Leverage Ratio                                  212.80%        214.24%        215.70%
Tangible Common Equity/Share                         $   3.86       $   3.82       $   3.78

(a) 2000 Operating performance based on IBES mean estimate

DISCOUNTED CASH FLOW ANALYSIS


                              2000 (a)      2001        2002        2003        2004                 Terminal Value
                              --------     ------      ------      ------      ------                --------------
TERMINAL MULTIPLE................................................................................          7.5x

Status Quo EPS                 $ 0.63      $ 0.69      $ 0.75      $ 0.82      $ 0.89       x 7.5 =      $ 6.70
Proforma EPS                     0.65        0.71        0.78        0.85        0.94       x 7.5 =        7.02
                               ------      ------      ------      ------      ------       -------      ------
INCREMENTAL EPS                $ 0.01      $ 0.02      $ 0.03      $ 0.04      $ 0.04       x 7.5 =      $ 0.32

Status Quo - Dividends         $ 0.11      $ 0.12      $ 0.14      $ 0.15      $ 0.16
Pro Forma - Dividends            0.12        0.14        0.15        0.16        0.18
                               ------      ------      ------      ------      ------
Incremental Dividends          $ 0.01      $ 0.01      $ 0.01      $ 0.01      $ 0.01
Incremental Terminal Value                                                     $ 0.32
                               ------      ------      ------      ------      ------
INCREMENTAL CASH FLOW          $ 0.01      $ 0.01      $ 0.01      $ 0.01      $ 0.33

NPV AT 10%          $   0.24

NPV AT 11%          $   0.23

NPV AT 12%          $   0.22

NPV AT 13%          $   0.21